UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FUNTALK CHINA HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

South 3/F, Chang’An XingRong Center, No. 1 NaoShiKou Street, XiCheng District Beijing, China	100031
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, $0.001 par value	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-162617

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

(Title of Class)

Item 1.                      Description of Registrant's Securities to be Registered.

The description of the ordinary shares, par value $0.001 per share, to be registered hereunder contained in the section entitled “Description of Share Capital” in the prospectus included in the registrant’s registration statement on Form F-1 (Registration No. 333-162617) originally filed with the Securities and Exchange Commission on October 22, 2009, as amended, is incorporated herein by reference. Any form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference herein.

Item 2.                      Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 11, 2009

FUNTALK CHINA HOLDINGS LIMITED

By:	/s/ Dongping Fei
Name:	Dongping Fei
Title:	Chief Executive Officer